Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of ADT Inc. of our report dated November 12, 2015 relating to the consolidated financial statements of The ADT Corporation and subsidiaries appearing in the Prospectus included in Registration Statement No. 333-222233 on Form S-1 of ADT Inc. and to the reference to us under the heading “Experts” in this Prospectus, which is part of this Registration Statement.

s/o Deloitte & Touche LLP

Boca Raton, Florida

December 2, 2019